UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Innodata Isogen, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Three University Plaza
Hackensack, New Jersey 07601

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 7, 2006

To the Stockholders of Innodata Isogen, Inc.:

The Annual Meeting of Stockholders of Innodata Isogen, Inc. (the "Company") will be held at Innodata Isogen, Inc., Three University Plaza, Hackensack, New Jersey 07601 at 11:00 A.M. on June 7, 2006, for the following purposes:

(1)	To elect four Directors of the Company to hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

(2)	To ratify the selection and appointment by the Company's Board of Directors of Grant Thornton LLP, independent auditors, as auditors for the Company for the year ending December 31, 2006; and

(3)	To consider and transact such other business as may properly come before the meeting or any adjournments thereof.

A Proxy Statement, form of Proxy, and the Annual Report to Stockholders of the Company for the year ended December 31, 2005 are enclosed herewith. Only holders of record of Common Stock of the Company at the close of business on April 11, 2006 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. A complete list of the stockholders entitled to vote will be available for inspection by any stockholder during the meeting; in addition, the list will be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the office of the Secretary of the Company, located at Three University Plaza, Hackensack, New Jersey 07601.

By Order of the Board of Directors,

Amy R. Agress
Vice President, General Counsel and Secretary
Hackensack, New Jersey
April 27, 2006

All stockholders are cordially invited to attend the Meeting. If you do not expect to be present, please sign and date the enclosed form of Proxy and return it promptly using the enclosed envelope. No postage is required if mailed in the United States. Any person giving a Proxy has the power to revoke it at any time prior to its exercise and if present at the Meeting may withdraw it and vote in person. Attendance at the Meeting is limited to stockholders, their proxies and invited guests of the Company.

INNODATA ISOGEN, INC.
Three University Plaza
Hackensack, New Jersey 07601

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Innodata Isogen, Inc. (the "Company") of Proxies in the form enclosed. Such Proxies will be voted at the Annual Meeting of Stockholders of the Company to be held at Innodata Isogen, Inc., Three University Plaza, Hackensack, New Jersey 07601 at 11:00 A.M. on June 7, 2006 (the "Meeting") and at any adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

This Proxy Statement and accompanying Proxy are being mailed on or about May 10, 2006 to all stockholders of record on April 11, 2006 (the "Record Date").

Any stockholder giving a Proxy has the power to revoke the same at any time before it is voted. The cost of soliciting Proxies will be borne by the Company. The Company has no contract or arrangement with any party in connection with the solicitation of Proxies. Following the mailing of the Proxy materials, solicitation of Proxies may be made by officers and employees of the Company by mail, telephone, facsimile, electronic communication or personal interview. Properly executed Proxies will be voted in accordance with instructions given by stockholders at the places provided for such purpose in the accompanying Proxy. Unless contrary instructions are given by stockholders, persons named in the Proxy intend to vote the shares represented by such Proxies for the election of the four nominees for director named herein, and for the selection of Grant Thornton LLP as independent auditors. The current members of the Board of Directors presently hold voting authority for Common Stock representing an aggregate of 178,984 votes, or approximately 1% of the total number of votes eligible to be cast at the Annual Meeting. The members of the Board of Directors have indicated their intention to vote affirmatively on all of the proposals.

VOTING SECURITIES

Stockholders of record as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date there were 24,086,603 outstanding shares of common stock, par value $.01 per share (the "Common Stock"). Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by Proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting in determining the presence of a quorum.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2006, certain information regarding the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of the Company's Common Stock based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of the Company's outstanding Common Stock, (ii) each Director and nominee for Director of the Company, (iii) each of the Company’s Executive Officers, and (iv) all Executive Officers and Directors of the Company as a group. Unless otherwise indicated, each stockholder's address is c/o the Company, Three University Plaza, Hackensack, New Jersey 07601.

	Shares Owned Beneficially (1)
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Directors:
Jack S. Abuhoff (2)	2,812,644	10.5%

Haig S. Bagerdjian (3)	105,500	*

John R. Marozsan (4)	95,000	*

Louise C. Forlenza (5)	57,500	*

Named Executive Officers:

Stephen J. Agress (6)	652,842	2.7%

George R. Kondrach (7)	426,275	1.7%

Steven L. Ford (8)	250,000	1.0%

All Executive Officers and Directors as a Group (7 persons) (9)	4,399,761	15.7%

Known Beneficial Holders of More Than 5%:

Todd H. Solomon	2,295,160	9.5%

Elliot Rose Asset Management	1,657,804	6.9%
________________________

*	Less than 1%.

1.
Unless otherwise indicated, (i) each person has sole investment and voting power with respect to the shares indicated and (ii) the shares indicated are currently outstanding shares. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Subject to the foregoing, the percentages are calculated based on 24,086,603 shares outstanding.

2.	Includes currently exercisable options to purchase 2,646,660 shares of Common Stock.

3.	Includes currently exercisable options to purchase 95,000 shares of Common Stock.

4.	Represents currently exercisable options to purchase 95,000 shares of Common Stock.

5.	Includes currently exercisable options to purchase 55,000 shares of Common Stock.

6.
Includes (i) currently exercisable options held by Mr. Agress to purchase 338,000 shares of Common Stock and (ii) currently exercisable options held by his wife to purchase 106,000 shares of Common Stock. Mr. Agress disclaims any beneficial ownership in the shares issuable upon the exercise of options held by his wife.

7.	Includes currently exercisable options to purchase 385,000 shares of Common Stock.

8.	Represents currently exercisable options to purchase 250,000 shares of Common Stock.

9.	Includes currently exercisable options to purchase 3,970,660 shares of Common Stock.

ITEM I. ELECTION OF DIRECTORS

It is the intention of the persons named in the enclosed form of Proxy, unless such form of Proxy specifies otherwise, to nominate and to vote the shares represented by such Proxy for the election as Directors of Jack S. Abuhoff, Haig S. Bagerdjian, Louise C. Forlenza, and John R. Marozsan, to hold office until the next Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified. Each of the nominees named below currently serves as a Director of the Company and each was elected at the Annual Meeting of Stockholders held on June 7, 2005. The Company has no reason to believe that any of the nominees will become unavailable to serve as Director for any reason before the Annual Meeting. However, in the event that any of them shall become unavailable, each of the persons designated as proxy reserves the right to substitute another person of his or her choice when voting at the Annual Meeting.

Name	Age	Position

Jack S. Abuhoff	45	Chairman of the Board of Directors, Chief Executive Officer and President
Haig S. Bagerdjian	49	Director
Louise C. Forlenza	56	Director
John R. Marozsan	64	Director

Jack S. Abuhoff has been President and Chief Executive Officer of the Company since September 15, 1997, and a director of the Company since its founding in 1988. Mr. Abuhoff has been the Chairman of the Company’s Board of Directors since May 2001. From 1995 to 1997 he was Chief Operating Officer of Charles River Corporation, an international systems integration and outsourcing firm. From 1992 to 1994, Mr. Abuhoff was employed by Chadbourne & Parke, LLP, in connection with its joint venture with Goldman Sachs to develop capital projects in China. He practiced international corporate law at White & Case LLP from 1986 to 1992. Mr. Abuhoff holds an A.B. degree in English from Columbia College (1983) and a J.D. degree from Harvard Law School (1986).

Haig S. Bagerdjian has served as one of the Company’s directors since June 2001. He has also been Chairman of the Board of Point.360 (Nasdaq: PTSX), a provider of video and film asset management services to owners, producers and distributors of entertainment and advertising content, since September 2001. From 1991 to 2002, Mr. Bagerdjian served in various executive management positions at Syncor International Corporation (Nasdaq: SCOR), an international provider of high-technology healthcare services primarily for radiopharmacy and medical imaging segments of the healthcare industry, including Executive Vice President, President and Chief Executive Officer of Syncor Overseas, Ltd., Chairman and Chief Executive Officer of Syncor Pharmaceuticals, Inc., Chief Legal Officer, and Senior Vice President, Business Development. Mr. Bagerdjian also served as a director of Advanced Machine Vision Corporation (Nasdaq: AMVC) from 1997 until 2001.  Mr. Bagerdjian received a B.A. degree in International Relations and Slavic Languages and Literature, and Certificates in Russian Studies, Strategic Defense and National Security, from the University of Southern California (1983), and a J.D. degree from Harvard Law School (1986). He is admitted to the State Bar of California.

Louise C. Forlenza has served as one of the Company’s directors since October 2002. From 1994 to the present, Ms. Forlenza has been providing audit consultancy, management advisory, and tax planning services to a diverse group of corporate clients. From 1987 through 1992, she was the Chief Financial Officer and Chief Operating Officer of Intercontinental Exchange Partners, an international foreign exchange company, and served as a director and as chair of its International Audit Committee. Prior to joining Intercontinental, Ms. Forlenza was Chief Financial Officer of Bierbaum-Martin, a foreign exchange firm. Ms. Forlenza participates actively in various not-for-profit and philanthropic organizations including as benefit chair for Greenwich Hospital and as Director and Treasurer of The Acting Company, a New York City-based promoter of arts and literacy founded in 1972 by actor John Houseman. Ms. Forlenza also serves on the executive, compensation and finance committees of The Acting Company. She is a certified public accountant and served on the faculty of the accounting department of Iona College from 1981 to 1982. Ms. Forlenza received a B.B.A. degree in Accounting from Iona College (1971).

John R. Marozsan has served as one of the Company’s directors since June 2001. In 1999, Mr. Marozsan retired as President, Chief Executive Officer and as a member of the Executive Committee of CCH Incorporated, a leading provider of tax and business law information. He was a member of the board of directors of Wolters Kluwer U.S., of which CCH is a wholly-owned subsidiary, until June 1999. From 1986 until joining CCH in 1996, Mr. Marozsan was President and Chief Executive Officer of Aspen Publishers, Inc., also a Wolters Kluwer U.S. company. Before that, he spent 10 years in a number of management positions at Aspen Publishers, Inc., including Editor-in-Chief and Publisher. Mr. Marozsan received a B.S. degree in physics from Trenton State College (1967), and an M.A. degree from Harvard University (1970).

There are no family relationships between or among any Directors of the Company. Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

Independent Directors

The Board of Directors is currently comprised of four (4) members, of which three (3) are classified as “independent” as defined in the Nasdaq National Market’s Marketplace Rule 4200. The independent Directors comprise a majority of the Board. The three independent Directors are Haig S. Bagerdjian, Louise C. Forlenza, and John R. Marozsan.

Meetings of the Board of Directors

The Board of Directors meets throughout the year on a set schedule. The Board of Directors also holds special meetings and acts by unanimous written consent from time to time as appropriate. The Board of Directors held seven meetings during the year ended December 31, 2005. Each Director attended at least (i) 75% of all of the meetings of the Board of Directors held during the period and (ii) 75% of the meetings of each committee on which he or she served. The Company does not have a policy requiring incumbent Directors and Director nominees to attend the Company’s annual meeting of stockholders. One incumbent Director attended last year’s annual meeting.

The Board of Directors meets in executive sessions without management, as needed, during or immediately following its regularly scheduled meetings. The Board of Directors also schedules executive sessions during the year for the independent Directors only.

Committees of the Board of Directors

The Company has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Serving on the Committee are Messrs. Marozsan and Bagerdjian and Ms. Forlenza. The Board of Directors has determined that it has an audit committee financial expert serving on the audit committee, Ms. Forlenza. Ms. Forlenza is an independent Director as defined in Item 7(d)(3)(iv) of Schedule 14A. The functions of the Audit Committee are, among other things, to make recommendations concerning the selection each year of independent auditors of the Company, to review the effectiveness of the Company's internal accounting methods and procedures, to consider whether the Company's principal accountant’s provision of non-audit services is compatible with maintaining the principal accountant’s independence and to determine through discussions with the independent auditors whether any instructions or limitations have been placed upon them in connection with the scope of their audit or its implementation. To carry out its responsibilities, the Audit Committee met eight times during fiscal 2005. The Board of Directors has determined that the members of the Audit Committee are "independent" as defined in the Nasdaq National Market’s Marketplace Rule 4200.

The Company has a standing Compensation Committee comprised of Messrs. Bagerdjian and Marozsan and Ms. Forlenza. The function of the Compensation Committee is to discharge the responsibilities of the Board of Directors regarding executive compensation, including determining the compensation packages of the Company’s Executive Officers, including its Chief Executive Officer. To carry out its responsibilities, the Compensation Committee met eight times during fiscal 2005. The Board of Directors has determined that the members of the Compensation Committee are "independent" as defined in the Nasdaq National Market’s Marketplace Rule 4200.

The Company does not have a standing Nominating Committee. Due to the size of the Company and the resulting efficiency of a Board of Directors that is also limited in size, as well as the minimal turnover in the Company’s Board of Directors, the Board of Directors has determined that it is not necessary or appropriate at this time to establish a separate Nominating Committee. Potential candidates for Director are reviewed by the entire Board of Directors, and Director nominees are selected by Board of Director resolutions subject to the approval of a majority of the independent Directors. All of the nominees recommended for election to the Board of Directors at the Annual Meetings are directors standing for re-election. Although the Board of Directors has not established any minimum qualifications for Director candidates, when considering potential Director candidates, the Board of Directors considers the candidate's character, judgment, diversity, skills, including financial literacy, and experience in the context of the needs of the Company and the Board of Directors. In 2005 the Company did not pay any fees to any third party to assist in identifying or evaluating potential nominees.

The Company's By-laws include a procedure whereby its stockholders can nominate Director candidates, as more fully described below under “Stockholder Proposals for the 2007 Annual Meeting.” The Board of Directors will consider Director candidates recommended by the Company's stockholders in a similar manner as those recommended by members of management or other Directors, provided the stockholder submitting such nomination has complied with the procedures set forth in its By-laws. To date, the Company has not received any recommended nominees from any non-management stockholder or group of stockholders that beneficially owns five percent or more of its voting stock.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter, include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent accountants and management to review accounting, auditing, internal controls and financial reporting matters. The Audit Committee is also responsible for the appointment, compensation and oversight of the Company’s independent auditors. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management, and its independent accountants.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee's charter. To carry out its responsibilities, the Audit Committee met eight times during fiscal 2005.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company's financial reports and financial reporting processes and systems of internal controls. Management of the Company has primary responsibility for the Company's financial statements and the overall reporting process, including maintenance of the Company's system of internal controls. The Company retains independent auditors who are responsible for conducting an independent audit of the Company's financial statements, in accordance with standards of the Public Company Accounting Oversight Board (United States), and issuing a report thereon.

In performing its duties, the Audit Committee has reviewed and discussed the audited financial statements with management and the Company's independent auditors. The Audit Committee has also discussed with the Company’s independent auditors, the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, “Communications with Audit Committee.” SAS No. 61 requires the independent auditors to provide the Audit Committee with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibility under auditing standards of the Public Company Oversight Board (United States), (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit. In addition, the Audit Committee received written disclosures and the letter from the independent auditors required by Independence Standards Board Statement No. 1, "Independence Discussions with Audit Committees". The independent auditors have discussed its independence with the Audit Committee, and have confirmed to the Audit Committee that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

On the basis of the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Audit Committee has also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

Audit Committee

John R. Marozsan - Chairman
Haig S. Bagerdjian
Louise C. Forlenza

Fiscal 2005 and 2004 Accounting Firm Fee Summary

Set forth below is certain information concerning fees billed to the Company by Grant Thornton LLP and its international affiliates in respect of services provided for 2005 and 2004. The Audit Committee has determined that the provision of all services is compatible with maintaining the independence of Grant Thornton LLP.

Audit Fees. Grant Thornton LLP and its international affiliates billed the Company aggregate fees of approximately $223,000 for professional services rendered for (1) the audit of the annual financial statements for 2005, (2) the reviews of the financial statements included in reports on Form 10-Q for periods within 2005 and (3) related regulatory filings for periods within 2005; and approximately $260,000 for professional services rendered for (1) the audit of the annual financial statements for 2004, (2) the reviews of the financial statements included in reports on Form 10-Q for periods within 2004 and (3) related regulatory filings for periods within 2004.

Audit Related Fees. Grant Thornton LLP and its international affiliates billed the Company aggregate fees of approximately $48,000 and $11,000 for audit related services rendered in 2005 and 2004, respectively.

Tax Fees. Grant Thornton LLP and its international affiliates billed the Company aggregate fees of approximately $5,000 and $16,000 for tax related services rendered in 2005 and 2004 respectively.

Other Fees. Grant Thornton LLP and its international affiliates did not provide any other services to the Company in 2005 or 2004.

Audit Committee Pre-Approval Policy. All audit, audit-related services, tax services and other services provided by Grant Thornton LLP must be pre-approved by the Audit Committee. The Audit Committee may delegate to its Chair the authority to pre-approve otherwise permissible non-audit services, provided that any decision made pursuant to such delegation must be presented to the full Audit Committee for informational purposes at its next scheduled meeting.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors, certain of its officers, and any person owning more than ten percent of the Company’s securities to file reports of ownership and changes of ownership with the Securities and Exchange Commission. The Company has procedures in place to assist its Directors and officers in preparing and filing these reports on a timely basis. Based solely on a review of the forms filed, upon our records, and upon representations furnished by the Company’s officers, Directors and ten-percent holders that no Form 5 were required, the Company believes that during the period from January 1, 2005 through December 31, 2005 all officers, Directors and greater than ten-percent beneficial owners complied with Section 16(a) filing requirements, except that one Form 4 filed on behalf of Mr. Todd Solomon for an exercise of stock options and a series of sales on the same day was filed one day late.

Stockholders Communications with the Board of Directors

Generally, stockholders who have questions or concerns regarding the Company should contact our Investor Relations department at 201-488-1200. However, stockholders may communicate with the Board of Directors by sending a letter to: Board of Directors of Innodata Isogen, Inc., c/o Corporate Secretary, 3 University Plaza, Hackensack, New Jersey 07601. Any communications must contain a clear notation indicating that it is a "Stockholder—Board Communication" or a "Stockholder—Director Communication" and must identify the author as a stockholder. The office of the Corporate Secretary will receive the correspondence and forward appropriate correspondence to the Chairman of the Board or to any individual Director or Directors to whom the communication is directed. The Company reserves the right not to forward to the Board of Directors any communication that is hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The office of the Corporate Secretary has authority to discard or disregard any inappropriate communication or to take any other action that it deems to be appropriate with respect to any inappropriate communications.

EXECUTIVE OFFICERS

Set forth below is information concerning the Executive Officers who are not Directors.

Name	Age	Position

Steven L. Ford	54	Executive Vice President and Chief Financial Officer
George R. Kondrach	53	Executive Vice President
Stephen J. Agress	44	Vice President - Finance and Chief Accounting Officer

Steven L. Ford has been the Company’s Executive Vice President and Chief Financial Officer since December 2005. Before that he served as Chief Financial and Operating Officer of Medley Global Advisors LLC from December 2004 to September 2005. From June 2002 until November 2004, Mr. Ford served as Chief Financial Officer and Executive Vice President of Kroll Inc. Previously, Mr. Ford served as Executive Vice President and Chief Financial Officer of Telscape International, Inc., a telecommunications company in Atlanta. From 1994 to 2000, he was Vice President, International Chief Financial Officer, and Controller for Equifax, Inc., serving in London from 1998 to 2000 as European Finance Director. Earlier, he held a variety of finance, treasurer and controller positions at publicly-held middle market companies in the manufacturing, computer and software industries. Mr. Ford is also a Certified Public Accountant (inactive) and a member of the American Institute of Certified Public Accountants. Mr. Ford began his career in 1974 at Arthur Young (now Ernst & Young).

George R. Kondrach has been the Company’s Executive Vice President since May 2003. From December 2001 to May 2003, he served as President of Isogen International, LLC, a wholly-owned subsidiary of the Company. Mr. Kondrach, who in 1991 co-founded Isogen International, served as its Chairman until April 1999, when it was acquired by DataChannel, Inc. From 1999 until the Company acquired the Isogen International division of DataChannel, Inc. in December 2001, Mr. Kondrach served in various executive management capacities at DataChannel, Inc., most recently as Senior Vice President of Solutions Architecture. Mr. Kondrach holds a B.S. degree in biology from Southern Methodist University (1975).

Stephen J. Agress has been the Company’s Vice President - Finance and Chief Accounting Officer since March 1998. Before that, he served as Corporate Controller since joining the Company in August 1995. Mr. Agress is a certified public accountant and was a senior audit manager at Deloitte & Touche LLP for more than five years prior to his resignation in 1995. Mr. Agress holds a B.S. degree in accounting from Yeshiva University (1982).

The Company’s Executive Officers are elected by and serve at the discretion of our Board of Directors. There are no family relationships between or among any of the Company’s Executive Officers. Stephen Agress, the Company’s Vice President-Finance and Chief Accounting Officer, is the husband of the Company’s Vice President and General Counsel, who is not an Executive Officer.

EXECUTIVE AND DIRECTOR COMPENSATION

The following table sets forth information with respect to compensation paid by the Company for services to the Company during the three fiscal years ended December 31, 2005 to the Chief Executive Officer and to all other Executive Officers whose total annual salary and bonuses exceeded $100,000 in 2005.

SUMMARY COMPENSATION TABLE

		Annual Compensation
	Calendar			Stock Options
Name and Position	Year	Salary	Bonus	Awarded
Jack S. Abuhoff Chairman of the Board of Directors, Chief Executive	2005	$369,000	-	80,000; 100,000 (a); 220,000 (b); 770,000 (c	)
Officer and President	2004	355,650	$284,520	100,000
	2003	315,600	63,120	337,500 (e	)

George R. Kondrach	2005	$250,000	-	35,000; 200,000 (a	)
Executive Vice President	2004	250,000	$86,250	-
	2003	216,667	68,333	200,000

Stephen J. Agress Vice President- Finance and	2005	$200,000	-	30,000; 40,000 (a); 100,000 (d	)
Chief Accounting Officer	2004	184,900	$88,421	-
	2003	169,000	25,350	168,000 (e); 40,000

(a)	Represents options granted in prior years for which the Company accelerated the vesting of the option.
(b)
Represents options granted in prior years for which the initial exercise price was changed, and the expiration date was extended so that the option will expire as to 44,000 shares on each of the 5 years commencing 2009 and ending 2013.

(c)
Represents options granted in prior years for which the initial exercise price was changed, and the expiration date was extended so that the option will expire as to 154,000 shares on each of the 4 years commencing 2009 and ending 2012, and as to 154,000 shares in 2014.

(d)
Represents options granted in prior years for which the initial exercise price was changed, and the expiration date was extended so that the option will expire as to 20,000 shares on each of the 5 years commencing 2009 and ending 2013.

(e)	Represents options granted in prior years for which the expiration date was extended for 10 years.

The above compensation does not include certain other personal benefits, the total value of which does not exceed as to any Executive Officer, the lesser of $50,000 or 10% of such person's total annual salary and bonus. The Company has not granted any stock appreciation rights nor does it have any “long-term incentive plans,” other than its stock option plans.

OPTION GRANTS IN LAST FISCAL YEAR
Individual Grants

					Potential Realized
	Number of				Value at Assumed
	Securities	Percent of			Annual Rates of
	Underlying	Total Options	Exercise		Stock Appreciation
	Options	Granted to Employees	Price	Expiration	For Option Term
Name	Granted	In Fiscal Year	Per Share	Date	5%	10%

Jack S. Abuhoff	80,000	10%	$3.46	12/30/2015	174,078	441,148
Steven L. Ford	250,000	32%	$3.28	12/21/2015	515,694	1,306,869
George R. Kondrach	35,000	4%	$3.46	12/30/2015	76,159	193,002
Stephen J. Agress	30,000	4%	$3.46	12/30/2015	65,279	165,430

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR;
FISCAL YEAR END OPTION VALUES

	Shares Acquired	Value	Number of Unexercised Options at Fiscal Year End	Value of Unexercised In-the- Money Options at Fiscal Year End
Name	on Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

Jack S. Abuhoff	30,000	$42,600	2,646,660/-	4,888,350/-
Steven L. Ford	-	-	250,000/-	45,000/-
George R. Kondrach	-	-	372,484/12,516	22,000/-
Stephen J. Agress	-	-	438,000/-	576,440/-

Employment Agreements

On January 1, 2004, the Company entered into a four year employment agreement with Mr. George Kondrach to serve as Executive Vice President of the Company. Mr. Kondrach’s employment agreement automatically renews for an additional one year period unless the Company either provides a notice of non-renewal by June 30, 2008 or offers a reasonably comparable employment agreement to be effective immediately following the end of the term of the current employment agreement. Pursuant to the agreement, Mr. Kondrach will be compensated at a rate of $250,000 per annum for the first year, subject to annual review for discretionary annual increases thereafter, and will be eligible to receive annual incentive compensation, and annual option grants as determined by the Compensation Committee of the Board of Directors in its discretion. The Agreement also provides for insurance and other fringe benefits, and contains confidentiality and non-compete provisions. In the event Mr. Kondrach is terminated without cause (as defined), Mr. Kondrach is entitled to receive payments in an amount equal to his then base salary and the continuation of his fringe benefits (as defined) for the 12-month period following the date of his termination. Mr. Kondrach is entitled to receive payments in an amount equal to his then base salary and the continuation of his fringe benefits (as defined) for the 6 month period following the expiration of the term of his employment agreement in the event his employment agreement is not automatically renewed. The Agreement also provides for potential tax gross-up payments in respect of excise taxes that may be imposed on Mr. Kondrach under Section 4999 of the Internal Revenue Code.

On December 22, 2005, the Company entered into a three year employment agreement with Mr. Steven Ford to serve as Executive Vice President and Chief Financial Officer. Mr. Ford’s employment agreement automatically renews for one year periods unless the Company either provides a notice of non-renewal by June 30 of the then current term or the Company and Mr. Ford execute a new employment agreement prior to the end of the then current term. The Agreement provides for annual base compensation of $300,000 per annum, subject to annual review for discretionary annual increases, and additional short term incentive compensation for each calendar year as determined by the Compensation Committee of the Board of Directors in its discretion and conditioned on the attainment of certain quantitative objectives to be established by the Compensation Committee with a target bonus of not less than 30% of Mr. Ford’s base salary for the year. The Agreement also provides for insurance and other fringe benefits, and contains confidentiality and non-compete and non-interference provisions. In the event Mr. Ford is terminated without cause (as defined), Mr. Ford is entitled to receive payments in an amount equal to his then base salary for (i) six (6) months following the date of termination if the termination occurs prior to the one (1) year anniversary of employment; or (ii) twelve (12) months following the date of termination if the termination occurs on or after the one (1) year anniversary of employment (twenty four (24) months in the event of a termination without Cause within twelve (12) months of a Change in Control (as defined)). The Agreement also provides, that in the event that any portion of any severance payment payable under his employment agreement constitutes an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code (the "Code"), then the Company shall pay Mr. Ford an additional gross-up payment to reimburse Mr. Ford on an after tax basis for any excise tax imposed on such payments under Section 4999 of the Code.

On April 26, 2006, the Company and Mr. Jack S. Abuhoff, the Chief Executive Officer and President of the Company, executed a three year employment agreement with an effective date of February 1, 2006. The Agreement provides for: annual base compensation of $369,000 subject to cost of living adjustments and annual discretionary increases as determined by the Company’s Board of Directors; additional cash incentive or bonus compensation for each calendar year determined by the Compensation Committee of the Board of Directors in its discretion and conditioned on the attainment of certain quantitative objectives to be established by the Compensation Committee with a target bonus of not less than 50% of Mr. Abuhoff’s base salary for the year; and equity based incentive compensation in such amounts as shall be determined by the Compensation Committee, which, if granted, shall have an exercise price equal to the fair market value of the shares at the time of the grant. The Agreement also provides for insurance and other fringe benefits, and contains confidentiality and non-compete and non-interference provisions. In the event Mr. Abuhoff is terminated without cause (as defined) or, if upon expiration of the term of the Agreement the Company does not offer to enter into a successor agreement on substantially similar terms, Mr. Abuhoff is entitled to receive payments in an amount equal to the greater of (i) his then base salary for 24 months or (ii) the number of months remaining in the term of the Agreement; the continuation of his health, life, disability and non-qualified retirement plan benefits for the greater of (i) 24 months or (ii) the number of months remaining in the term of the Agreement; twice Mr. Abuhoff’s then bonus target; and the removal of any vesting, transfer, lock up, performance or other restrictions or requirements on his stock options or other equity based compensation. In the event Mr. Abuhoff resigns after the 6 month anniversary of a change of control (as defined), Mr. Abuhoff is entitled receive severance payments in an amount equal to the greater of (i) his then base salary for 36 months or (ii) the number of months remaining in the term of the Agreement; the continuation of his health, life, disability and non-qualified retirement plan benefits for the greater of (i) 36 months or (ii) the number of months remaining in the term of the Agreement; three times his then bonus target; and the removal of any vesting, transfer, lock up, performance or other restrictions or requirements on his stock options or other equity based compensation. The Agreement also provides for potential tax gross-up payments in respect of income taxes and penalties that may be imposed on Mr. Abuhoff under Section 409A of the Internal Revenue Code, and in respect of excise taxes and penalties that may be imposed on Mr. Abuhoff under Section 4999 of the Internal Revenue Code.

Directors Compensation

Messrs. Bagerdjian and Marozsan and Ms. Forlenza are compensated at the rate of $1,250 per month, plus out-of-pocket expenses for each Board of Directors meeting they attend.

Dr. Charles F. Goldfarb was compensated at a rate of $1,250 per month, plus out-of-pocket expenses for each Board of Directors meeting he attended. Payment of Director fees to Dr. Goldfarb ceased effective June 7, 2005, when his services as a Director terminated. Dr. Goldfarb also received $750 per month for additional services he rendered to the Company between January 1, 2005 and June 30, 2005, and $2,000 per month for additional services he rendered to the Company between July 1, 2005 and September 30, 2005.

The Company had an arrangement with Mr. Todd Solomon, its former President and Chief Executive Officer, that provided for a salary of $75,000 per annum. Payments to Mr. Solomon ceased effective December 21, 2005 when Mr. Solomon resigned as Director and Vice Chairman of the Company, and terminated his arrangement with the Company that provided for a salary to him of $75,000 per annum.

The Directors do not receive any compensation for serving on a Committee of the Board of Directors.

Compensation Committee Interlocks and Insider Participation

In 2005 the Compensation Committee was comprised of Messrs. Bagerdjian and Marozsan and Ms. Forlenza, none of whom are or were officers or employees of the Company.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

The Executive Compensation Committee (the “Committee”) sets and administers the policies governing annual compensation of the Chief Executive Officer and the other Executive Officers. The Committee consists of three directors who meet the independence requirements of the Nasdaq Stock Market. The Committee acts under a charter that was approved by the full Board of Directors on December 16, 2002. The Committee met eight times in 2005.

Compensation Principles

The Committee seeks to establish an appropriate relationship between executive compensation and the creation of shareholder value. To achieve this goal, the Company’s executive compensation consists of a combination of annual salary, bonuses based upon targeted financial goals, and stock-based incentives.

The Committee determines compensation annually by considering (a) the level of compensation necessary to attract and retain executive talent in light of compensation paid by peer companies and the overall competitive environment, (b) Company performance, both separately and in relation to similar companies, (c) individual performance, (d) historical compensation levels and stock awards at the Company, (e) recommendations by an independent compensation consulting firm, and (f) any other factors the Committee may deem relevant. The Committee also considers the recommendations of the Chief Executive Officer on compensation for other Executive Officers.

Base Salary

The Company provides competitive base salaries that allow it to attract and retain a high performing leadership team. Base salaries for Executive Officers are determined based on an assessment of the factors set forth above under Compensation Principles.

In 2005, the Compensation Committee made no changes in Base Salaries payable to Named Executive Officers including the Chief Executive Officer, other than an increase in salary for the Vice President, Finance. The Base salary paid to these officers in 2005 is set out in the “Summary Compensation” table.

Annual Bonuses

Based on an assessment of the factors set forth under Compensation Principles, the Compensation Committee determined that no bonuses were to be awarded for 2005 to the Company’s Named Executive Officers, including the Chief Executive Officer.

Stock-Based Incentives

The Company uses stock option grants as the primary vehicle for employee stock-based incentives. The Committee believes stock options align the Executives Officers’ interests with those of stockholders in building share value, offer Executive Officers an incentive for the achievement of superior performance over time, and foster the retention of key management personnel. The Committee typically grants stock options on an annual basis, and occasionally makes supplemental grants. Stock options have an exercise price equal to current market price at time of grant. The number of stock options the Committee awards each Executive Officer is based on his or her relative position, responsibilities and performance over the previous fiscal year and his or her anticipated future performance, potential and responsibilities. The Committee also reviews and considers prior stock option grants to each Executive Officer. The size of stock option grants is not directly related to the Company’s performance. The Committee also uses data on stock options granted by companies that are comparable by industry and revenue, and takes into consideration recommendations asserted by an independent compensation consulting firm.

The Committee reviews and occasionally recommends changes in the exercise prices, expiration dates and vesting schedules of prior stock option grants, and the imposition of restrictions on sale as a condition to certain of these changes.

See “Option Grants in Last Fiscal Year” table for information on stock option grants awarded to Named Executive Officers in 2005. See “Summary Compensation Table” for information on changes in 2005 to the exercise prices, expiration dates and vesting schedules of prior stock option grants to Named Executive Officers and the imposition of restrictions on sale as a condition to certain of these changes.

Chief Executive Officer Compensation

For 2005, the Committee determined the salary, bonus and stock-based incentives of the Chief Executive Officer substantially in conformance with the policies described above for all Executive Officers of the Company.

See “Option Grants in Last Fiscal Year” table for information on stock option grants awarded to the Chief Executive Officer, in 2005. See “Summary Compensation Table” for information on changes in 2005 to the exercise prices, expiration dates and vesting schedules of prior stock option grants to Chief Executive Officer, and the imposition of restrictions on sale as a condition to certain of these changes.

The Chief Executive Officer did not receive an increase in base salary or a bonus in calendar year 2005 based on an assessment of the factors set forth above under Compensation Principles.

Executive Compensation Committee

Haig S. Bagerdjian, Chairman
Louise Forlenza
John R. Marozsan

STOCK PRICE PERFORMANCE GRAPH

The following performance graph compares the cumulative total return (assuming reinvestment of dividends) of an investment of $100 in Innodata Isogen, Inc. on January 1, 2001 through its fiscal year ended December 31, 2005, to the Nasdaq Market Index and the Industry Index for SIC Code 7374, Information Retrieval Services.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG INNODATA ISOGEN, INC.,
NASDAQ MARKET INDEX AND SIC CODE INDEX

200
175
150
125
100
75
50
25
0
DOLLARS
2000
2001
2002
2003
2004
2005
INNODATA ISOGEN, INC.
SIC CODE INDEX
NASDAQ MARKET INDEX

ASSUMES $100 INVESTED ON JAN. 1, 2001
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2005

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
In May 2001, the Company entered into an agreement with Mr. Barry Hertz, then the Chairman of the Board of Directors, pursuant to which Mr. Hertz continued to serve as a part-time employee of the Company at a salary of $2,000 per month for five years. In addition, the Company paid Mr. Hertz at that time $400,000 for entering into a six-year non-competition agreement with the Company.

The Company has agreed to pay Ms. Amy Agress, Vice President and General Counsel, $64,000 upon the termination of her employment with the Company and up to $64,000 during the six month period following the termination of her employment. The Company also agreed that stock options issued to Ms. Agress will survive the termination of her employment. Ms. Agress is the wife of Stephen Agress.

ITEM II. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Subject to approval by the stockholders, the Board of Directors has appointed Grant Thornton LLP as the independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2006. Grant Thornton LLP has served as the Company's auditors for each of the fiscal years ended since December 31, 1997. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting and to have the opportunity to make a statement if they desire to do so. A representative of Grant Thornton LLP is also expected to be available to respond to appropriate questions at the meeting.

In the event that the stockholders fail to ratify this appointment, other certified public accountants will be considered upon recommendation of the Audit Committee. Even if this appointment is ratified, our Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year, if the Board believes that such a change would be in the best interest of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS

VOTE REQUIRED

Election of Directors. Directors will be elected at the meeting by a plurality of the votes cast (i.e., the four nominees receiving the greatest number of votes will be elected as Directors).

Ratification of the Appointment of Independent Auditors. The appointment of Grant Thornton LLP as independent auditors requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions will have the same effect as a vote against such ratification, whereas broker non-votes and shares not represented at the meeting will not be counted for purposes of determining whether such ratification has been approved.

EXPENSE OF SOLICITATION

The cost of soliciting Proxies, which also includes the preparation, printing and mailing of the Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail, but regular employees of the Company may solicit Proxies personally, by telephone, facsimile or electronic communication. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of the stock registered in their names and will reimburse them for any expenses incurred in connection therewith.

STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

Notice Required to Include Proposals in Our Proxy Statement

We will review for inclusion in next year's proxy statement shareholder proposals received by December 31, 2006. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement. Proposals should be sent to Innodata Isogen, Inc., Three University Plaza, Hackensack, New Jersey 07601, Attention: Corporate Secretary.

Notice Required to Bring Business Before an Annual Meeting

Our by-laws establish an advance notice procedure for stockholders to make nominations of candidates for election of director or to bring other business before an annual meeting. Under these procedures, a stockholder that proposes to nominate a candidate for director or propose other business at the 2007 annual meeting of stockholders, must give us written notice of such nomination or proposal not less than 60 days and not more than 90 days prior to the scheduled date of the meeting (or, if less than 70 days' notice or prior public disclosure of the date of the meeting is given, then not later than the 15th day following the earlier of (i) the date such notice was mailed or (ii) the day such public disclosure was made). Such notice must provide certain information as specified in our by-laws and must be received at our principal executive offices by the deadline specified above.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the SEC, excluding exhibits, is being mailed to you concurrently herewith. The exhibits to the Annual Report on Form 10-K are available upon payment of charges that approximate our cost of reproduction by written request addressed to Investor Relations, Innodata Isogen, Inc., 3 University Plaza, Hackensack. New Jersey 07601.

OTHER MATTERS

The Company knows of no items of business that are expected to be presented for consideration at the Annual Meeting which are not enumerated herein. However, if other matters properly come before the Meeting, it is intended that the person named in the accompanying Proxy will vote thereon in accordance with his best judgment.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

Hackensack, New Jersey                         By Order of the Board of Directors
April 27, 2006

  Amy R. Agress
  Vice President, General Counsel and Secretary

ANNUAL MEETING OF STOCKHOLDERS OF

INNODATA ISOGEN, INC.

June 7, 2006

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

NOMINEES:
☐ FOR ALL NOMINEES	O	Jack S. Abuhoff
	O	Haig S. Bagerdjian
☐ WITHHOLD AUTHORITY	O	Louise C. Forlenza
FOR ALL NOMINEES	O	John R. Marozsan

☐ FOR ALL EXCEPT
(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

2. Ratification of the selection of Grant Thornton LLP as independent auditors.	FOR	AGAINST	ABSTAIN
	☐	☐	☐

THE SHARES REPRESENTED BY THIS PROXY, DULY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE ABOVE NOMINEES, FOR SELECTION OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

INNODATA ISOGEN, INC.

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned Stockholder of Common Stock of Innodata Isogen, Inc. (the "Company") hereby revokes all previous proxies, acknowledges receipt of the Notice of the Meeting of Stockholders to be held on June 7, 2006, and hereby appoints Jack S. Abuhoff and Steven L. Ford, and each of them, as proxies of the undersigned, with full power of substitution, to vote and otherwise represent all of the shares of the undersigned in the Company at said meeting and at any adjournments thereof with the same effect as if the undersigned were present and voting the shares. The shares represented by this proxy shall be voted on the following matters and, in their discretion, upon any other business which may properly come before said meeting.

(Continued and to be signed on the reverse side)